EXHIBIT 23.3

                          Consent of Ernst & Young LLP,

                              Independent Auditors,

                            dated September 19, 2002

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 2002, February 22, 2002 and March 1, 2002, with respect to the financial statements of Prime Care One Portfolio (a Group of Related Properties to be Acquired by CNL Retirement Properties, Inc.), Prime Care Two, LLC and Prime Care Eight, LLC, respectively, included in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 and related Prospectus of CNL Retirement Properties, Inc.


/s/ Ernst & Young LLP
Ernst & Young LLP

Indianapolis, Indiana
September 19, 2002